Joint Filer Information

Names:	Electrum Global Holdings L.P. TEG Global GP Ltd. Leopard Holdings LLC The Electrum Group LLC GRAT Holdings LLC Electrum Strategic Resources L.P.

Address:
Electrum Global Holdings L.P., TEG Global GP Ltd., The Electrum Group LLC and GRAT Holdings LLC
700 Madison Ave., 5th Floor
New York, New York 10065

Leopard Holdings LLC
535 Madison Ave., 12th Floor
New York, New York 10022

Designated Filer:	Thomas Scott Kaplan

Issuer and Ticker Symbol:	NovaCopper Inc. [NCQ]

Date Earliest Transaction Required to be Reported:	June 19, 2015

Each of the undersigned, Electrum Strategic Resources, L.P.,  Electrum Global Holdings L.P., TEG Global GP Ltd., Leopard Holdings LLC, The Electrum Group LLC and GRAT Holdings LLC, is jointly filing the attached Statement of Changes in Beneficial Ownership on Form 4 with Thomas S. Kaplan with respect to the beneficial ownership of securities of NovaCopper Inc.

Signatures:

ELECTRUM GLOBAL HOLDINGS L.P.

By: TEG Global GP Ltd., its General Partner

By:  /s/ William Natbony
       Name: William Natbony
       Title: Director

TEG GLOBAL GP LTD.

By:  /s/ William Natbony
       Name: William Natbony
       Title: Director

LEOPARD HOLDINGS LLC

By:  /s/ William Natbony
       Name: William Natbony
       Title: Manager

GRAT HOLDINGS LLC

By:  /s/ William Natbony
       Name: William Natbony
      Title: Manager

ELECTRUM STRATEGIC RESOURCES L.P.

By: Electrum Strategic Management LLC, its General Partner

By:  /s/ Michael H. Williams
       Name: Michael H. Williams
       Title: Managing Director

THE ELECTRUM GROUP LLC

By:  /s/ Michael H. Williams
       Name: Michael H. Williams
       Title: Senior Managing Director